Exhibit 99.1

Press Release

FOR RELEASE Thursday, March 3, 2005, at 1:00 PM PST

TECHNOCONCEPTS TO ACQUIRE ASANTE TECHNOLOGIES, INC.

Thousand Oaks, California, March 3, 2005 – TechnoConcepts, Inc. (OTCBB: TCPS), the developer of a patented wireless technology that enables full inter-communication among devices, regardless of frequency or protocol, announced today it has signed a definitive agreement to acquire the business, assets, and assume certain liabilities of Asante (OTCPK: ASNT). Asante, based in San Jose, CA, is a leading provider of networking solutions for the small-medium business (SMB) market.

Under the terms of the agreement, TechnoConcepts will pay $5 million in restricted stock for Asante. An additional $3 million of restricted stock will be issued if earnings goals over the next two years are achieved.  The Boards of Directors of both companies have approved the transaction. The acquisition, which is subject to completion of customary terms and conditions, as well as shareholder and lien holder approval, is expected to close on or about March 30, 2005.

Antonio Turgeon, CEO of TechnoConcepts, Inc., said, “This acquisition is the first step in our strategy to become a major entity in the wireless communications space.  In addition to our own unique technology, we believe that there are a number of other companies that provide proven products and technologies, that, when grouped together, can create an exceptionally strong corporate entity.  Asante is one such company.”  Turgeon added, “We believe that our True Software Radio (TSR) is an excellent technology for seamlessly integrating and managing disparate networks such as bridging wireless and wired networks.  Asante will be a major asset for the development and delivery of this capability.”

Jeff Lin, Asante’s Chairman and CEO, commented, “TechnoConcepts has demonstrated to us that they have a vision for the future and one that fits with our own philosophy.  We look forward to significant mutual growth in the future.”

About Asante

Asante, based in San Jose, CA, is a leading provider of networking solutions for the small-medium business (SMB) market.  Asante designs, markets, and sells a full line of networking solutions that provides high-performance, reliable, and value-based solutions.  The company’s IntraCore® and FriendlyNET® product families offer a full breadth of products – from the edge to the core of networks that integrate voice, data, and video over wireless and wired networks with unified management and authentication. For additional information, visit www.asante.com or call 800-662-9686.

About TechnoConcepts

TechnoConcepts, Inc. has developed a technology that enables competing wireless standards to understand each other by incorporating a transmitter/receiver (transceiver) based on a computer chip with TechnoConcepts’ revolutionary True Software Radio (TSR) technology to process signals received from the antennae of wireless devices.  With this technology, cell phone users will be able to enjoy seamless roaming anywhere in the world – police and fire departments will be able to talk to each other regardless of their radio systems – and military forces from various countries will be able to communicate with each other directly.  TSR is a cost-effective technology that can allow for direct device-to-device communication.  The company has announced agreement with multinational government and commercial organizations and is working with a number of major wireless communications companies for the use of its technology in military, homeland security, consumer, and industrial applications.  More information is available at http://www.technoconcepts.com.

This news release contains forward-looking statements.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.  Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks described in the company’s filings with the SEC.

PR Contact:

IR Contact:

Beverly Jedynak

Robert Prag

Martin E. Janis & Company, Inc.

The Del Mar Consulting Group, Inc.

312-943-1100 ext. 12

858-794-9500

bjedynak@janispr.com

bprag@delmarconsulting.com

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